SECURITIES EXCHANGE AGREEMENT

This **Securities Exchange Agreement**, dated as of June 4 2021, (this "**Agreement**") by and among Brookmount Explorations, Inc., a Nevada corporation (the "**Company**"), on the one hand, and ") and the shareholders of 2206555 Alberta Inc., an Alberta company acting as Gennex Gold and having 100% ownership rights to the Moosehorn Gold Project, comprising an area of approximately 6000 hectares, together with accommodation camp, airstrip, fuel depot and heavy equipment, located southwest of Dawson City, Yukon, Canada ("the Project"). (the "**Gennex Shareholders**"), on the other hand. For purposes of this Agreement, the Company and the Gennex Shareholders are sometimes collectively referred to as the "**Parties**" and individually as a "**Party**."

WHEREAS, the Gennex Shareholders own one hundred percent (100%) of the Project (such shares being hereinafter referred to as the "**Gennex Shares**");

WHEREAS, the Gennex Shareholders believe it is in their respective best interests for the Gennex Shareholders to exchange 100% of the Gennex Shares for a 25% interest in the shares of the Company, calculated on a fully diluted basis ("Equity Consideration"), together with a commitment from the Company to invest not less than US$1,650,000 for the purchase of the property and in further development of the operations of the Project, such funding to be made in accordance with the timetable attached (Schedule A) ("Property Payment Schedule"), (collectively "the Consideration"), and a 2.5% Net Smelter Royalty (NSR)

WHEREAS, the Company believes it is in its best interest and the best interest of its shareholders to acquire the Gennex Shares in exchange for the Consideration, all upon the terms and subject to the conditions set forth in this Agreement (the "**Securities Exchange**"); and

WHEREAS, it is the intention of the parties that upon the Closing (as hereinafter defined): (i) Gennex shall become a wholly owned subsidiary of the Company; and (ii) the Company shall assume ownership and title to all assets, interests and liabilities of Gennex.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I
EXCHANGE OF SL SHARES FOR THE EXCHANGED SECURITIES

Section 1.1 Agreement to Exchange Gennex Shares for the Exchanged Securities. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the SL Shareholders shall assign, transfer, convey and deliver the Gennex Shares to the Company and, in consideration and exchange for the Gennex Shares, the Company shall issue, transfer, convey and deliver the Equity Consideration and arrange for the Funding Consideration as set forth on Schedule A.

Section 1.2 Closing and Actions at Closing. The closing of the Securities Exchange (the "**Closing**") shall take place remotely via the exchange of documents and signatures at such time

and date as the parties hereto shall agree orally or in writing as soon as practicable after the date hereof (the "**Closing Date**").

Section 1.3 Restrictions on the Company Shares Issued Pursuant to this Agreement. The Exchanged Shares, together with shares of Common Stock issuable upon conversion of the Exchanged Notes to be issued by the Company pursuant to this Agreement have not been registered and are being issued pursuant to a specific exemption under the Securities Act of 1933, as amended (the "**Securities Act**"), as well as under certain state securities laws for transactions by an issuer not involving any public offering or in reliance on limited federal preemption from such state securities registration laws, based on the suitability and investment representations made by the SL Shareholders to the Company. The Exchanged Securities to be issued by the Company pursuant to this Agreement must be held and may not be sold, transferred, or otherwise disposed of for value unless such securities are subsequently registered under the Securities Act or an exemption from such registration is available, and that all the certificates representing the Exchanged Securities will bear a legend in substantially the following form so restricting the sale of such securities:

> **The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act. The securities have been acquired for investment and may not be sold or transferred without complying with Rule 144 in the absence of an effective registration or other compliance under the Securities Act.**

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents, warrants and agrees that all of the statements in the following subsections of this Article II are true and complete as of the date hereof.

Section 2.1 Corporate Organization.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of the Company. "Material Adverse Effect" means, when used with respect to the Company, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of the Company, or materially impair the ability of the Company to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement; or (ii) changes in the U.S. securities markets generally.

(b) Copies of the Articles of Incorporation and Bylaws of the Company with all amendments thereto, as of the date hereof (the "**Company Charter Documents**"), have been, or will be upon request, furnished to the Gennex Shareholders, and such copies are accurate and complete as of the date hereof. The minute books of the Company are current as required by law, contain the minutes of all meetings of the Company Board and its shareholders from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Company Board and its stockholders. The Company is not in violation of any of the provisions of the Company Charter Documents.

Section 2.2 Capitalization of the Company.

(a) The present authorized capital stock of the Company consists of 2,000,000,000 shares of common stock, par value $.001 (the "**Common Stock**"), of which 12,572,000 shares of Common Stock are issued and outstanding. Except as disclosed in Schedule B, there are no outstanding warrants, options or other securities convertible into common stock and no agreements have been entered into to issue such securities. The Company has not granted to any person any registration rights or preemptive rights.

(b) All of the issued and outstanding shares of the capital stock of the Company immediately prior to this Securities Exchange are, and all shares of the capital stock of the Company when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable U.S. federal and state securities laws and state corporate laws, and will have been issued free of preemptive rights of any security holder.

Section 2.3 Outstanding Agreements. Except as set forth in Schedule 2.3, the Company is not a party to any material agreements.

Section 2.4 Authorization, Validity and Enforceability of Agreements. The Company has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement (collectively the "**Agreements**") to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the Agreements or to consummate the transactions contemplated hereby and thereby. The Agreements constitute the valid and legally binding obligation of the Company and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally. Except for the Share Increase, the Company does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other party in order for it to consummate the transactions contemplated by any of the Agreements, resulting from the issuance of the Exchanged Securities in connection with the Securities Exchange.

Section 2.5 No Conflict or Violation. Neither the execution and delivery of the Agreements by the Company, nor the consummation by the Company of the transactions contemplated thereby will: (i) contravene, conflict with, or violate any provision of the Company Charter Documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which the Company is subject; (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Company is a party or by which it is bound, or to which any of its assets or properties are subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of the Company's assets, including without limitation, the Exchanged Securities.

Section 2.6 Litigation. There is no action, suit, proceeding or investigation ("**Action**") pending or, to the knowledge of the Company, currently threatened against the Company or any of its affiliates, that may affect the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the knowledge of the Company, currently threatened against the Company or any of its affiliates, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against or relating to the Company or any of its affiliates. Neither the Company nor any of its affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no Action by the Company or any of its affiliates currently pending or which the Company or any of its affiliates intends to initiate.

Section 2.7 Compliance with Laws. The Company has been and is in compliance with, and has not received any notice of any violation of any, applicable law, order, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the applicable rules and regulations of the Securities Exchange Commission ("**SEC**") or the OTC Markets or the applicable securities laws and rules and regulations of any state. The Company is current with respect to its fillings on the OTC Markets.

Section 2.8 Financial Statements.

(a) The Company has filed with the OTC Markets correct and complete copies of (i) unaudited balance sheet of the Company as of November 30, 2020 (the "**BEI Balance Sheet**") and the related statements of operations, stockholders' deficit and cash flows for the year ended November 30, 2020, together with the notes to such statements.

(b) The BEI Financial Statements (including, in each case, any related notes thereto) were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of the Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the Financial Statements may be subject to normal adjustments which were not expected to have a material

adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole.

(c) The BEI Balance Sheet is true and accurate and presents fairly as of their respective dates the financial condition of the Company. As of the date of the BEI Balance Sheet, except as and to the extent reflected or reserved against therein, the Company had no liabilities or obligations (absolute or contingent) which should be reflected in the BEI Balance Sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of the Company, in accordance with generally accepted accounting principles. The interim statements of operations, stockholders' equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles. All of the Company's assets are reflected on its financial statements, and, except as set forth in the Company Schedules or the BEI Financial Statements or the notes thereto, the Company will have no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise;

(d) The Company has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable; and

(e) The books and records, financial and otherwise, of the Company are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

Section 2.9 Books, Financial Records and Internal Controls. All the accounts, books, registers, ledgers, the Company Board minutes and financial and other records of whatsoever kind of the Company have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of the Company. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

Section 2.10 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by the Company to arise, between the Company and any accountants and/or lawyers formerly or presently engaged by the Company. The Company is current with respect to fees owed to its accountants and lawyers.

Section 2.11 Absence of Undisclosed Liabilities. Except as specifically disclosed herein: (A) since November 30, 2020, there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect; (B) the Company has not incurred any liabilities, obligations, claims or losses, contingent or otherwise, including debt obligations, other than professional fees to be paid prior to Closing; (C) the Company has not declared or made any

dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities other than with respect to transactions contemplated hereby; (D) the Company has not made any loan, advance or capital contribution to or investment in any person or entity; (E) the Company has not discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business; (F) the Company has not suffered any losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business; and (G) except for the Securities Exchange, the Company has not entered into any transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business.

Section 2.12 No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its respective business, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company has not provided to Gennex, or the Gennex Shareholders, any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement and/or the Securities Exchange.

Section 2.13 Shell Status. The Company is not and has never been a shell as such term is defined in Rule 144(i).

Section 2.14 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of the Company or the Company Shareholders in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and/or therein not misleading.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SL SHAREHOLDERS AS TO SL

Each of the Gennex Shareholders represents, warrants and agrees that all of the statements in the following subsections of this Article III, pertaining to Gennex, are true and complete as of the date hereof.

Section 3.1 Incorporation. Gennex is a company duly incorporated, validly existing, and in good standing under the laws of Alberta and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Gennex's Articles of Incorporation or Bylaws, or similar documents. Gennex has taken all actions required by law, its Articles of Incorporation or Bylaws, or otherwise to authorize the execution and delivery of this Agreement. Gennex has full power,

authority, and legal capacity and has taken all action required by law, its Articles of Incorporation or Bylaws, and otherwise to consummate the transactions herein contemplated.

Section 3.2 Authorized Shares. The authorized capital stock of Gennex consists of: (i) 10 shares of common stock, of which 1 shares of common stock are issued and outstanding immediately prior to the Share Exchange. The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. As of the date of this Agreement, there are no outstanding and unexercised warrants or Gennex's Preferred Stock.

Section 3.3 Subsidiaries and Predecessor Corporations. Gennex has no subsidiaries or predecessor corporations.

Section 3.4 Financial Statements. Gennex has kept all books and records since inception and such financial statements are true and accurate and present fairly as of their respective dates the financial condition of Gennex.

Section 3.5 Information. The information concerning Gennex set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.6 Absence of Certain Changes or Events. As of the date of this Agreement, since June 30, 2017, (a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of Consolidated; and (b) Gennex has not: (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (ii) made any material change in its method of management, operation or accounting; (iii) entered into any other material transaction other than in the ordinary course of its business; or (iv) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees.

Section 3.7 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of Gennex after reasonable investigation, threatened by or against Gennex or affecting Gennex or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Gennex does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

Section 3.8 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which Gennex is a party or to which any of its assets, properties or operations are subject.

Section 3.9 Compliance With Laws and Regulations. To the best of its knowledge, Gennex has complied with all applicable statutes and regulations, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Gennex or except to the extent that noncompliance would not result in the occurrence of any material liability for Gennex. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

ARTICLE IV
ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SL SHAREHOLDERS

Each of the Gennex Shareholders hereby severally and not jointly represent and warrant to the Company:

Section 4.1 Authority. Each Gennex Shareholder has the right, power, authority and capacity to execute and deliver this Agreement to which such Gennex Shareholder is each a party, to consummate the transactions contemplated by this Agreement, and to perform such gennex Shareholders' obligations under this Agreement. This Agreement has been duly and validly authorized and approved, executed and delivered by such Gennex Shareholders. Assuming this Agreement has been duly and validly authorized, executed and delivered by the parties thereto other than such Gennex Shareholders, this Agreement is duly authorized, executed and delivered by such Gennex Shareholders and constitutes the legal, valid and binding obligations of such Gennedx Shareholders, enforceable against such Gennex Shareholders in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

Section 4.2 No Conflict. Neither the execution or delivery by such Gennex Shareholders of this Agreement to which such Gennex Shareholders are each a party nor the consummation or performance by such Gennex Shareholders of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the organizational documents of such Gennex Shareholders (if any of such Gennex Shareholders is not a natural person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which any of such Gennex Shareholders is a party or by which the properties or assets of such Gennex Shareholders is bound; or (c) contravene, conflict with, or result in a violation of, any law or order to which any of such Gennex Shareholders, or any of the properties or assets of such Gennex Shareholders, may be subject.

Section 4.3 Litigation. There is no pending Action against such Gennex Shareholders that involves the Gennex Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement or the business of Gennex and, to the knowledge of such Gennex Shareholders, no

such Action has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Action.

Section 4.4 Ownership of Shares. The Gennex Shareholders are both the record and beneficial owners of the Gennex Shares. Such Gennex Shareholders are not the record or beneficial owners of any other shares of Gennex. Such Gennex Shareholders have and shall transfer at the Closing, good and marketable title to the Gennex Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever, excepting only restrictions on future transfers imposed by applicable law.

Section 4.5 Pre-emptive Rights. The Gennex Shareholders have no pre-emptive rights or any other rights to acquire any shares of Gennex that have not been waived or exercised.

ARTICLE V
CONDITIONS TO OBLIGATIONS OF THE GENNEX SHAREHOLDERS

The obligations of the Gennex Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Gennex Shareholders, as the case may be, in their sole discretion:

Section 5.1 Representations and Warranties of the Company. All representations and warranties made by the Company in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

Section 5.2 Agreements and Covenants. The Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 5.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of the Company shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5 Documents. The Company must have caused the following documents to be delivered to SL:

(a) share certificates evidencing the Exchanged Shares registered in the name of the Gennex Shareholders;

(b) this Agreement duly executed;

(c) such other documents as the Gennex Shareholders may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of the Company, (B) evidencing the performance of, or compliance by the Company with any covenant or obligation required to be performed or complied with by the Company, (C) evidencing the satisfaction of any condition referred to in this Article V, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 5.6 No Material Adverse Effect. There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to the Company.

Section 5.7 Liabilities or Agreements. As of the Closing, the Company shall have no liabilities of any nature nor any contractual or other obligations except for the remaining balances of the Exchanged Notes and Remaining Notes.

Section 5.8 Filings with the OTC Markets. The Company shall be current in its filings with the OTC Markets.

ARTICLE VI
CONDITIONS TO OBLIGATIONS OF THE COMPANY

The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Company in its sole discretion:

Section 6.1 Representations and Warranties of Gennex and the Gennex Shareholders. All representations and warranties made by Gennex and the Gennex Shareholders on behalf of themselves individually in this Agreement shall be true and correct on and as of the Closing Date.

Section 6.2 Agreements and Covenants. Gennex and the Gennex Shareholders shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

Section 6.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of SL shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5 Documents. Gennex and the Gennex Shareholders must deliver to the Company at the Closing:

(a) this Agreement to which the Gennex Shareholders are each a party, duly executed; and

(b) Bought and sold notes and other relevant documentation evidencing the transfer of the Gennexs Shares to the Company.

(c) such other documents as the Company may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of Gennex and the Gennex Shareholders, (B) evidencing the performance of, or compliance by Gennex and the Gennex Shareholders with, any covenant or obligation required to be performed or complied with by Gennex and the Gennex Shareholders, as the case may be, (C) evidencing the satisfaction of any condition referred to in this Article VI, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 6.6 No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any person, any claim asserting that such person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the Gennex Shares, or any other stock, voting, equity, or ownership interest in, Gennex, or (b) is entitled to all or any portion of the Company Shares.

ARTICLE VII
SURVIVAL AND INDEMNIFICATION

Section 7.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire on the first day of the three-year anniversary of the Closing Date (the "**Survival Period**"). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the

accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

ARTICLE VIII
POST CLOSING COVENANTS

Section 8.1 Antidilution Protection. For a period of eighteen months after the Closing Date, if the Company shall issue any shares to the Gennex Issuees except in connection with a bona fide transaction approved by all of the Company's directors, such Issuees shall transfer to the former holders of the Second Tranche Remaining Notes such number of shares that would enable such holders to maintain their percentage interest in the Company as of the date of such transfer.

ARTICLE IX
MISCELLANEOUS PROVISIONS

Section 9.1 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 9.2 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by each Party, as incurred respectively.

Section 9.3 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or 7 days after being sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

If to the Gennex Shareholders, to:

....
....
Errin Kimball
errinkimball@gmail.com
With a copy to (which copy shall not constitute notice):

If to the Company, to:
Crone Law Group
1 East Liberty suite 600
RENO Nevada 89501, USA
Attention: Nils Ollquist

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 8.3 are concerned unless notice of such change shall have been given to such other party hereto as provided in this Section 8.3.

Section 9.4 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.5 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.6 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax and PDF copies shall be considered originals for all purposes.

Section 9.8 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.9 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Nevada without giving effect to the choice of law provisions thereof.

Section 9.10 Amendments and Waivers. Except as otherwise provided herein, no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach

of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

[Balance of Page Intentionally Left Blank]

[SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Brookmount Explorations , Inc.

____
Name: Nicholas Medway
Title: Director

GENNEX

____
Errin Kimball

03736-0001 299689.6

Schedule A

Payments

1.1 Brookmount Gold Corporation will make the following payments at the following times to Gennex with respect to the purchase of the Assets:

- 1.1.1 $150,000.00 USD to Gennex payable on or before June 30
- 1.1.2 $100,000.00 USD to Gennex payable on or before December 15, 2021
- 1.1.3 $250,000.00 USD to "Gennex" payable on or before June 15, 2022.
- 1.1.4 $250,000.00 USD to "Gennex" payable on or before December 15, 2022.
- 1.1.5 $250,000.00 USD to "Gennex" payable on or before June 15, 2023.
- 1.1.6 $650,000.00 USD to "Gennex" payable on or before December 15, 2023.
- 1.1.7 Or as otherwise agreed to in writing by separate amendment between the Parties.

1.2 The Company also hereby agrees that as part of the purchase the property it will exchange in shares an amount equal to twenty-five percent (25%) of the company on a fully diluted basis upon the signing of this agreement.

1.3 If applicable, GST shall be added to the sums noted herein.

1.4 In the event all payments required to be made are not paid when due, then subject to Article 6 this Agreement shall be at an end and all payments made shall be forfeit.

1.5 The Company can at any time pay out the remaining "payables" outlined in section 2.1 in order to fully acquire the Assets and to expedite the Transfer Date

2.0 Commitment and Interest

2.1 The Parties agree that Gennex will retain a 2.5% Net Smelter Royalty (NSR), to be paid quarterly on all mineral production from the property. The NSR is to be calculated as defined by the CIM (Canadian Institute of Mining).

2.2 Brookmount Gold Corporation agrees to keep the Property free of all liens, charges, claims or encumbrances whatsoever, during the term of this Agreement.

2.3 Brookmount Explorations Inc agrees to spend no less than USD $3,000,000 dollars of direct exploration assessment credit on the claims listed in Schedule 1. Gennex will be provided annually, by the agreement date, with a detailed accounting of such expenditures.

2.4 Until the Transfer Date, Gennex will retain title to the mineral leases, claims and permits; provided that the Purchaser shall be entitled to mine the leases and claims, retain the minerals produced therefrom. Always providing that all revenue produced from the sale of minerals shall be held in trust, by Gennex's lawyers and used to retire any unpaid balance due Gennex until the sale price has been paid.

SCHEDULE 3.10